Exhibit 10.7

TERM LOAN NOTE

$8,800,000	July 30, 2010

For value received, the undersigned, INDUSTRIAL SERVICES OF AMERICA, INC., a Florida corporation (“ISA”), ISA INDIANA, INC., an Indiana corporation (“ISA Indiana”), and each of the other Persons that become a Borrower under the Credit Agreement after the Closing Date (such Persons, together with ISA and ISA Indiana, are each a “Borrower” and, collectively, “Borrowers”), hereby jointly and severally promise to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (“Lender”), the principal sum of EIGHT MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($8,800,000), on the dates and in the principal amounts provided in the Credit Agreement of even date herewith (as the same may be hereafter amended, supplemented or restated from time to time, the “Credit Agreement”) by and among Borrowers, the Persons party thereto as “Lenders” (including, without limitation, Lender), and Fifth Third Bank, as Agent and LC Issuer, in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance of this Term Loan Note (this “Note”), in like money and funds, for the period commencing on the date of this Note until such Indebtedness evidenced by this Note shall be paid in full, at the rates per annum and on the dates and at the offices provided in the Credit Agreement. The entire unpaid principal balance of this Note, together with all accrued but unpaid interest, shall, if not sooner paid or required to be paid pursuant to the Credit Agreement, be due and payable on July 31, 2013.

This Note is one of the Term Loan Notes referred to in the Credit Agreement and is entitled to the benefits and security, and is subject to the terms and conditions, of the Credit Agreement, including, without limitation, acceleration upon the terms provided therein and in the other Loan Documents. All capitalized terms used herein which are defined in the Credit Agreement and not otherwise defined herein shall have the meanings given in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for voluntary and mandatory prepayments of Loans upon the terms and conditions specified therein. This Note is subject to voluntary prepayment, in full or in part, in accordance with, and subject to the terms of, the Credit Agreement.

If, at any time, the rate of interest contracted for, and computed in the manner provided, in the Credit Agreement (“Applicable Rate”), together with all fees and charges as provided for in the Credit Agreement or in any other Loan Document (collectively, the “Charges”), which are treated as interest under applicable law, exceeds the maximum lawful rate (the “Maximum Rate”) allowed under applicable law, it is agreed that such contracting for, charging or receiving of such excess amount was an accidental and bona fide error and the provisions of this paragraph will govern and control. The rate of interest payable under the Credit Agreement and this Note, together with all Charges, shall be limited to the Maximum Rate; provided, however, that any subsequent reduction in the Daily LIBOR-Based Rate or the LIBOR Tranche-Based Rate (or in the interest rate equal to the Prime Rate plus the Applicable Prime Rate Margin in the event LIBOR Rate Loans are no longer permitted or available under the Credit Agreement) shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest earned under the Credit Agreement and this Note, together with all Charges, equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect. If any payment hereunder, for any reason, results in Borrowers having paid interest in excess of that permitted by applicable law, then all excess amounts theretofore collected by Lender shall be credited on the principal balance of the Obligations (or, if all sums owing hereunder have been paid in full, refunded to Borrowers), and the amounts thereafter collectible hereunder shall immediately be deemed reduced, without the necessity of the execution of any new document, so as to comply with applicable law and permit the recovery of the fullest amount otherwise called for hereunder.

Borrowers hereby agree to pay all costs of collection, including, without limitation, Attorneys’ Fees, if this Note is not paid when due, whether or not legal proceedings are commenced.

All of the obligations of Borrowers hereunder are joint, several and primary. No Borrower shall be, or be deemed to be, an accommodation party with respect to this Note.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

THIS NOTE HAS BEEN DELIVERED AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CINCINNATI, OHIO. THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO (WITHOUT REFERENCE TO OHIO CONFLICTS OF LAW PRINCIPLES).

AS A SPECIFICALLY BARGAINED INDUCEMENT FOR AGENT AND LENDERS TO ENTER INTO THE CREDIT AGREEMENT AND EXTEND CREDIT TO BORROWERS, BORROWERS, AGENT AND LENDERS AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, ITS VALIDITY OR PERFORMANCE, AND WITHOUT LIMITATION ON THE ABILITY OF AGENT OR ANY LENDER, OR ITS RESPECTIVE SUCCESSORS AND ASSIGNS, TO EXERCISE ALL RIGHTS AS TO THE LOAN COLLATERAL AND TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO REPAYMENT OF THE OBLIGATIONS, SHALL BE INITIATED AND PROSECUTED AS TO BORROWERS, AGENT AND LENDERS AND THEIR SUCCESSORS AND ASSIGNS AT CINCINNATI, OHIO. AGENT, LENDERS AND BORROWERS EACH CONSENT TO AND SUBMIT TO THE EXERCISE OF JURISDICTION OVER THEIR RESPECTIVE PERSONS BY ANY COURT SITUATED AT CINCINNATI, OHIO HAVING JURISDICTION OVER THE SUBJECT MATTER, AND EACH CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWERS, AGENT AND LENDERS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 12.2 OF THE CREDIT AGREEMENT OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF OHIO. EACH BORROWER WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

AS A SPECIFICALLY BARGAINED INDUCEMENT FOR AGENT AND LENDERS TO ENTER INTO THE CREDIT AGREEMENT AND EXTEND CREDIT TO BORROWERS, BORROWERS, AGENT AND LENDERS EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE OR THE CONDUCT OF THE RELATIONSHIP AMONG AGENT, LENDERS AND BORROWERS.

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          In Witness Whereof, Borrowers, intending to be legally bound, have caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

INDUSTRIAL SERVICES OF AMERICA, INC.

By:	/s/ Harry Kletter

Harry Kletter, Chief Executive Officer

ISA INDIANA, INC.

By:	/s/ Harry Kletter

Harry Kletter, Chief Executive Officer